EXHIBIT 10.6

AMENDMENT TO SUBSCRIPTION AND STOCKHOLDER AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AND STOCKHOLDER AGREEMENT (this "Amendment"), dated as of April 21, 2006, between BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“Boston Scientific”), and ABBOTT LABORATORIES, an Illinois corporation (“Abbott”).

WHEREAS, Boston Scientific and Abbott are parties to that certain Subscription and Stockholder Agreement dated as of the date hereof, pursuant to which Abbott is purchasing from Boston Scientific, and Boston Scientific is issuing and selling to Abbott, shares of common stock, par value $0.01 per share of Boston Scientific (the "Agreement"); and

WHEREAS, Boston Scientific and Abbott desire to amend the Agreement as provided in this Amendment in accordance with Section 7.11 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.    Registration Rights; Registration Procedures. The second sentence of Section 4.2(a) of the Agreement is hereby amended and restated to read as follows:

"To the extent such issuance of the Shares has not been registered pursuant to an effective Registration Statement on or prior to the Share Closing Date, Boston Scientific shall, on or prior to the Share Closing Date, file with the SEC a "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (including the Registration Statement, to the extent it is used as a resale shelf registration statement for the Shares, the "Shelf Registration") with respect to the Shares issuable by Boston Scientific to Abbott pursuant to this Agreement, and thereafter shall (x) use its reasonable best efforts to (A) have the Shelf Registration declared effective (or take such steps to make it automatically effective) as soon as reasonably practicable thereafter, and (B) keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until at least the second anniversary of such effective date (the "Effectiveness Period") in order to permit the prospectus forming a part thereof to be usable by Abbott and its Affiliates during such period, (y) in addition to undertaking any other obligations pursuant to this Section 4.2, (A) file on the Share Closing Date (but after the Share Closing) with the SEC (and deliver an electronic copy of the same to Abbott) a prospectus supplement to the automatic shelf registration statement filed by Boston Scientific on March 22, 2006 (the "Automatic Shelf”) meeting the applicable requirements of the Securities Act which shall provide for the resale of the Shares issued to Abbott pursuant to Section 2.1 pursuant to the Automatic Shelf and (B) with respect to the Shares to be issued to Abbott pursuant to Section 2.3, to the extent Boston Scientific fails to deliver Shares registered under the Securities Act, file on the Interest Reimbursement Issuance Date with the SEC (and deliver an electronic copy of the same to Abbott) a prospectus supplement to the Automatic Shelf meeting the applicable requirements of the Securities Act which shall provide for the resale of such Shares pursuant to the Automatic Shelf and (z) pay the required SEC filing fees relating to the Shares issuable by Boston Scientific to Abbott pursuant to this Agreement within the time required by Rule 456(b)(1) under the Securities Act in accordance with Rules 456(b) and 457(r) under the Securities Act (except that (A) with respect to such filing fees relating to the Shares issued to Abbott pursuant to Section 2.1, such fees shall be paid on the Share Closing Date and (B) with respect to such filing fees relating to the Shares issued to Abbott pursuant to Section 2.3, such fees, if applicable, shall be paid on the Interest Reimbursement Issuance Date)."

SECTION 2.    Ratification of Agreement. Except as expressly provided in this Amendment, all of the terms, covenants, and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. From and after the date hereof, all references to the Agreement shall refer to the Agreement as amended by this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement.

SECTION 3.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.

SECTION 4.    Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, Boston Scientific and Abbott have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

By:  /s/
Name:    Lawrence C. Best
Title:	Executive Vice President and Chief Financial Officer

ABBOTT LABORATORIES

By:  /s/
Name:    Thomas C. Freyman
Title:	Executive Vice President, Finance and Chief Financial Officer